                    SPECIAL RELEASE AND SETTLEMENT AGREEMENT


     This Special Release and Settlement Agreement (the "Agreement") is made and entered into this 28th day of February, 1997 by and between Judith L. Hardardt, an individual residing at RedGate Road, Morristown, New Jersey 07960 ("Employee") and IBAH, Inc., a Delaware corporation with a principal place of business at Four Valley Square, 512 Township Line Road, Blue Bell, Pennsylvania 19422 ("IBAH").

     WHEREAS, Employee has been an executive employee of IBAH pursuant to an Employment Agreement, dated October 1, 1996 (the "Employment Agreement") by and between Employee and IBAH; and

     WHEREAS, Employee and IBAH have decided to terminate the Employment Agreement, to resolve all issues surrounding the Employment Agreement and to enter into this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, AND INTENDING TO BE LEGALLY BOUND, Employee and IBAH agree as follows:

1. For a period of one year from the date of this Agreement, IBAH shall continue to pay Employee's salary, as defined in the Employment Agreement, and continue to cover Employee with group health insurance, life insurance and disability benefits pursuant to the same terms and conditions offered to other employees of IBAH.

2. Section 7 of the Employment Agreement is incorporated into and made a part of this Agreement with the understanding that the term of the Non-Competition Period, as defined in the Employment Agreement, shall be for two years from the date of this Agreement.

3. During the Non-Competition Period, Employee shall not directly or indirectly solicit any employee or consultant of IBAH to terminate or reduce their employment or consultancy with IBAH. Employee further agrees not to communicate in any manner, directly or indirectly, with any employee or consultant of IBAH regarding any aspect of the business or clients of IBAH during the Non-Competition Period.

4. Employee shall not be renominated for a position on the Board of Directors of IBAH when her current term expires in June 1997. IBAH shall not change or amend the provision of the By-laws indemnifying directors of IBAH up to the limits of the law unless such change or amendment shall apply to all directors as a group.

5. In the event that either party elects to terminate the lease (the "Lease") dated June 2, 1992 among William Hardardt, Employee and IBAH for a condominium located at Unit 3A, 132 Claremont Road, Bernardsville, New Jersey, the party terminating the Lease will give the other party three months written notice to terminate the Lease and such notice shall be deemed sufficient notice to terminate under the Lease.

6. Except in connection with litigation or threatened litigation between the parties to this Agreement, Employee agrees not to take any action or make any statement, orally or in writing, which disparages or damages the reputation of IBAH or any of its affiliates, officers, directors, employees, consultants, agents, shareholders or representatives. It shall not be a violation of this Agreement, however, for Employee to respond truthfully to a subpoena or to a request for information from any governmental agency or as may be required by any law, statute, or administrative regulation.

    Except in connection with litigation or threatened litigation between the parties to this Agreement, IBAH agrees not to take any action or make any statement, orally or in writing, which disparages or damages the reputation of Employee. It shall not be a violation of this Agreement, however, for IBAH to respond truthfully to a subpoena or to a request for information from any governmental agency or as may be required by any law, statute, or administrative regulation.

    Employee's departure from IBAH will be announced by posting of the notice attached hereto as Exhibit A.

7. Employee shall be entitled to keep only the following property of IBAH: desk chair in Employee's former office, one printer, laptop computer and fax machine kept at Employee's home, and one cellular telephone. Except for the equipment listed in this Section, Employee represents and warrants to IBAH that she has assembled and turned over to an authorized representative of IBAH all IBAH or IBAH client property, programs, documents and notes, whether in electronic or paper form and including all copies thereof.

8. The Employment Agreement is hereby terminated, effective the date of this Agreement. No duties or obligations from the Employment Agreement shall survive the termination of the Employment Agreement except those obligations specifically set forth in this Agreement and those in Sections 8, 9,10 and 11 of the Employment Agreement which are hereby incorporated into and made a part of this Agreement and shall apply to any breach of this Agreement, provided however, that IBAH's obligation to defend and indemnify under Section 11 applies only to third party claims.

9. Modifications to this Agreement may only be made with the written agreement of both parties.

10. In consideration for entering into this Agreement, consideration which Employee hereby acknowledges, Employee does hereby release and forever discharge IBAH and its present and former subsidiaries, affiliates, divisions, officers, directors, partners, principals, employees, agents, predecessors, assigns, servants, attorneys and insurers and each of them, and their respective successors, assigns, heirs, administrators and personal representatives of and from all actions and causes of action, suits, claims, debts and demands whatsoever in law or equity, which Employee may have or claim to have against IBAH as a result of her employment under the employment Agreement or separation from employment, and does hereby covenant not to file a lawsuit to assert such claims. Employee is not being asked to, and does not release, any claim which is nonwaivable as a matter of law.

     By this release, Employee knowingly and voluntarily waives any rights under any and all laws which provide legal restrictions on IBAH's right to terminate the Employment Agreement and/or the Employment relationship with Employee, and under any federal, state, or other governmental statute, regulation, or ordinance, including, without limitation: (1) Title VII of the Civil Rights Act of 1964 and 1991; (2) the Age Discrimination in Employment Act of 1967; and (3)
Pennsylvania Human Relations Act.   Employee also waives any claim against IBAH
for personal injury or any other action against IBAH before any body (except for compensable injuries under the Pennsylvania or New Jersey Workers Compensation
Act).

11. In consideration for entering into this Agreement, consideration which IBAH hereby acknowledges, IBAH does hereby release and forever discharge Employee and her respective successors, assigns, heirs, administrators and personal representatives of and from all actions and causes of action, suits, claims, debts and demands whatsoever in law or equity, which IBAH may have or claim to have against Employee as a result of her employment under the Employment Agreement or separation from employment, and does hereby covenant not to file a lawsuit to assert such claims.

12. Employee acknowledges that she has been given twenty-one (21) days within which to consider this Agreement and that she has consulted with an attorney prior to executing this Agreement. Employee has carefully read and understands all provisions of this Agreement, which sets forth the entire agreement between Employee and IBAH. Employee acknowledges that she has not relied on any representation, oral or written, not set forth in this Agreement.

13. Employee further understands that she has a period of seven (7) days following the signing of this Agreement to revoke this Agreement. The Agreement shall not become effective or enforceable until those seven (7) days have expired.

14. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

15. This Agreement may be executed by the exchange of facsimile counterparts, and the parties will exchange fully executed originals within thirty (30) days of the date hereof.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement the day and year first written above.

                                         IBAH, Inc.



______________________________           By:_____________________________
Judith L. Hardardt                          Geraldine A. Henwood
                                            Chief Executive Officer



______________________________
William Hardardt

                                   EXHIBIT A


                      [LOGO FOR IBAH, INC. APPEARS HERE]



     Throughout the 1990s, Judith Hardardt established and built a top-notch organization. Her tireless zeal and intelligence served her company and clients well. We have appreciated Ms. Hardardt's efforts as we have successfully navigated the integration of The Hardardt Group into the IBAH family. It is with regret that we announce that Judith Hardardt is leaving the company and we wish her well in her future endeavors.



                              Geraldine A. Henwood
                              Chief Executive Officer